Answers Reports Second Quarter 2006 Financial Results

31% Sequential Revenue Growth

New York, NY, July 31, 2006 - Answers Corporation (NASDAQ: ANSW), creators of Answers.com™, today reported unaudited financial results for the second quarter ended June 30, 2006.

“We are proud that our revenues have climbed over 30% sequentially for the sixth consecutive quarter,” said Bob Rosenschein, CEO. “Each quarter, we keep breaking new ground in technology, product, brand, and user adoption, and we are really excited about the changes we have planned for the remainder of 2006.”

Q2 2006 Financial Results

•	Answers reported total revenues of $1,511 thousand for the second quarter of 2006, an increase of $357 thousand or 31%, over the $1,154 thousand reported in the first quarter of 2006.

•
Answers.com advertising revenues, which accounted for almost all of the Company’s revenues, were $1,457 thousand for the second quarter of 2006, an increase of $367 thousand or 34%, over the $1,090 thousand reported in the first quarter of 2006.

•	GAAP operating loss in the second quarter of 2006 was $2,891 thousand, a decrease of $718 thousand or 20%, compared to the $3,609 thousand reported in the first quarter of 2006.

•	Non-GAAP operating loss in the second quarter of 2006 was $824 thousand, an improvement of $62 thousand or 7%, compared to the $886 thousand reported in the first quarter of 2006.

•
GAAP net loss in the second quarter of 2006 was $2,958 thousand, a decrease of $522 thousand or 15% compared to the $3,480 thousand reported in the first quarter of 2006. GAAP net loss per share for the second quarter of 2006 was $0.39, compared to $0.47 for the first quarter in 2006.

•
Non-GAAP net loss in the second quarter of 2006 was $664 thousand, an improvement of $93 thousand or 12% compared to the $757 thousand reported in the first quarter of 2006. Non-GAAP net loss per share for the second quarter of 2006 was $0.09, compared to $0.10 for the first quarter in 2006.

Non-GAAP operating expenses, Non-GAAP operating loss, Non-GAAP net loss, and Non-GAAP net loss per share (collectively, “Non-GAAP Financial Measures”) are computed net of certain material items, as follows: (1) stock-based compensation, including amounts resulting from the acquisition of Brainboost Technology, LLC; (2) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC and (3) penalty payments to the sellers of Brainboost Technology, LLC that were made because the Answers Corporation shares of common stock they received in connection with the Brainboost acquisition were not registered prior to April 1, 2006. On December 1, 2005, the Company acquired Brainboost Technology, LLC, creators of the Brainboost Answer Engine, for $4 million in cash and 439,000 shares of restricted common stock, including certain price protection rights. Further details regarding this transaction can be found in the Form 8-K filed with the SEC on December 7, 2005, Commission File No. 1-32255. We use Non-GAAP Financial Measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. Non-GAAP Financial Measures are used in addition to and in conjunction with results presented in accordance with GAAP. We believe that the exclusion of amortization of acquired technology, stock-based compensation costs and penalties for the late registration of Answers shares, resulting directly and indirectly from the acquisition of Brainboost Technology, LLC is useful information to both management and investors by excluding certain items that may not be indicative of our core operating results. A limitation resulting from such exclusion is that it does not reflect the periodic costs of the acquired technology used in generating revenues in the Company’s business. A further limitation associated with our Non-GAAP Financial Measures is that they do not include stock-based compensation expense related to our employees. Our Non-GAAP Financial Measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The Non-GAAP Financial Measures have been reconciled to the nearest GAAP measure and are included at the end of this release.

Business Outlook - Third Quarter 2006

The following business outlook is based on the Company’s current information and expectations as of July 31, 2006. Answers’ undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending September 30, 2006
$ (thousands)

Revenues	1,750 - 1,800

Operating loss	1,610 - 1,660
Less, stock-based compensation	460
Less, amortization of acquired technology related to the Brainboost acquisition	225

Operating loss before stock-based compensation and amortization related to the Brainboost acquisition:	925 - 975

A conference call to review the Q-2 2006 financial results will follow this release today at 4:30 PM ET. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers' Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 800-810-0924 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers

Answers Corporation (NASD: ANSW) operates www.answers.com, which supplies answers covering over 3 million topics to curious Internet users. Answers.com offers clear, authoritative content drawn from over 100 high-quality titles, as well as writing by its own editorial team. Founded in 1999 by CEO Bob Rosenschein, Answers Corporation also partners with, among others, Firefox, Opera, The New York Public Library and A9.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of almost all of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link and other risk factors identified from time to time in our SEC filings, including, but not limited to, our registration statement on Form S-3/A filed in May 2006 and declared effective in June 2006. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)

Investor Contact:	Press Contact:

Bruce D Smith, CFA,	Jay Bailey
VP of Strategic Development	Director of Marketing
(646) 502-4780	(888) 248-9613
bruce@answers.com	j@answers.com

Answers Corporation

Unaudited Interim Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
	$	$	$	$

Revenues:
Answers.com advertising revenue	1,457	357	2,547	463
Answers service licensing	46	28	99	12
Subscriptions	8	40	19	125
	1,511	425	2,665	600

Costs and expenses:
Cost of revenue	808	286	1,492	528
Research and development	1,951	344	4,588	640
Sales and marketing	678	451	1,320	812
General and administrative	965	1,078	1,765	1,931
Total operating expenses	4,402	2,159	9,165	3,911

Operating loss	(2,891)	(1,734)	(6,500)	(3,311)

Interest income, net	145	145	286	231
Other expense, net	(201)	(21)	(204)	(21)

Loss before income taxes	(2,947)	(1,610)	(6,418)	(3,101)

Income taxes	(11)	9	(20)	(6)

Net loss	(2,958)	(1,601)	(6,438)	(3,107)

Basic and diluted net loss per common share	(0.39)	(0.23)	(0.85)	(0.48)

Weighted average shares used in computing basic and diluted net loss per common share	7,678,328	6,986,768	7,555,185	6,512,508

Answers Corporation

Unaudited Non-GAAP results of operations for the first two quarters of 2006, reconciled to the nearest comparable GAAP measures

(in thousands, except share and per share data)

	Three months ended June 30, 2006			Three months ended March 31, 2006
	Actual	Adjustments	Non-GAAP Results	Actual	Adjustments	Non-GAAP Results
	$	$	$	$	$	$

Revenues	1,511	-	1,511	1,154	-	1,154

Cost of revenue	808	(1) 33	552	684	(1) 28	433
		(2) 223			(2) 223
Research and development	1,951	(1) 93	462	2,637	(1) 90	454
		(3) 1,396			(3) 2,093
Sales and marketing	678	(1) 160	518	642	(1) 151	491
General and administrative	965	(1) 162	803	800	(1) 138	662
Total operating expenses	4,402	2,067	2,335	4,763	2,723	2,040

Operating loss	(2,891)	2,067	(824)	(3,609)	2,723	(886)

Interest income, net	145	-	145	141	-	141
Other expense, net	(201)	(4) 227	26	(3)	-	(3)

Loss before income taxes	(2,947)	2,294	(653)	(3,471)	2,723	(748)

Income taxes	(11)	-	(11)	(9)	-	(9)

Net loss	(2,958)	2,294	(664)	(3,480)	2,723	(757)

Net loss per share - basic and diluted	(0.39)		(0.09)	(0.47)		(0.10)

Shares used in per share calculation - basic and diluted	7,678,328		7,678,328	7,432,817		7,432,817

(1) To eliminate stock-based compensation costs, except for amounts resulting from the Brainboost acquisition noted in (3) below.
(2) To eliminate amortization of acquired technology, resulting from the acquisition of the Brainboost answer engine in December 2005. Balance remaining as of June 30, 2006, of $4.835 million, to be amortized through December 2011.

(3) To eliminate stock-based compensation costs, resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense.
(4) To eliminate penalty payments of $227 thousand to the sellers of Brainboost Technology, LLC, that was made because the 439,000 Answers Corporation shares they received in conjunction with the Brainboost acquisition, were not registered before April 1, 2006.

Answers Corporation

Unaudited Condensed Interim Consolidated Balance Sheets

(in thousands)

June 30	December 31
2006	2005
$	$

Assets

Current assets:
Cash and cash equivalents	4,528	2,840
Investment securities	7,435	11,163
Accounts receivable	791	451
Other prepaid expenses and other current assets	409	349
Total current assets	13,163	14,803

Long-term deposits (restricted)	214	211

Deposits in respect of employee severance obligations	705	610

Property and equipment, net	786	597

Other assets:
Intangible assets, net	5,000	5,384
Prepaid expenses, long-term	362	254
Deferred tax asset, long-term	15	13
Total other assets	5,377	5,651

Total assets	20,245	21,872

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	339	305
Accrued expenses	666	673
Accrued compensation	526	322
Deferred revenues, short-term	33	67
Total current liabilities	1,564	1,367

Long-term liabilities:
Liability in respect of employee severance obligations	707	622
Deferred tax liability, long-term	120	98
Deferred revenues, long-term	430	442
Total long-term liabilities	1,257	1,162

Stockholders' equity:
Common stock; $0.001 par value	8	8
Additional paid-in capital	70,492	69,492
Deferred compensation	-	(3,518)
Accumulated other comprehensive loss	(28)	(29)
Accumulated deficit	(53,048)	(46,610)
Total stockholders' equity	17,424	19,343

Total liabilities and stockholders' equity	20,245	21,872